Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-226644) and the Registration Statements on Form S-8 (Nos. 333-72423, 333-69694, 333-90988, 333-89346, 333-133948, 333-208116) of D.R. Horton, Inc. of our report dated November 16, 2018 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Fort Worth, Texas
November 19, 2020